                                                                   Exhibit 99(a)


                CLEVELAND-CLIFFS REPORTS HIGHER 1998 EARNINGS ON
                       RECORD SALES AND PRODUCTION VOLUME



         Cleveland, OH -- January 21, 1999 -- Cleveland-Cliffs Inc (NYSE-CLF) today reported 1998 earnings of $57.4 million, or $5.06 per diluted share. Earnings in 1997 were $54.9 million, or $4.80 per diluted share. Fourth quarter 1998 earnings were $19.9 million, or $1.76 per diluted share, which compared with $17.9 million, or $1.56 per diluted share, in the fourth quarter of 1997.

         Cliffs' President and Chief Executive Officer, John S. Brinzo, said, "1998 was a year of solid accomplishments, including:

     - record North American iron ore sales volume,
     - record production volume at Cliffs-managed mines in North America, and
     - improved operating margin on iron ore sales.

In addition, we made substantial progress on our strategic objective to develop a significant ferrous metallics business, as we complete our joint venture plant in Trinidad and Tobago."

         The $2.5 million increase in full year earnings was principally due to higher North American sales volume and price realization, a lower effective tax rate, higher royalties and management fees and lower interest expense. Partly offsetting were non-recurring 1997 Australian earnings and higher ferrous metallics and international development expenses. Earnings attributable to the Savage River Mine in Australia, which produced its last iron ore pellets in December, 1996, were $6.3 million in 1997, including an after-tax credit of $3.2 million from the reversal of an excess accrual for closedown obligations. Net income in 1997, excluding Australian earnings, was $48.6 million, or $4.25 per diluted share.

         The $2.0 million increase in fourth quarter earnings was primarily due to lower income taxes mainly resulting from the adjustment of prior years' tax accruals, partially offset by lower North American sales volume.

         Cliffs' North American iron ore pellet sales were a record 12.1 million tons, 16 percent higher than the 10.4 million tons sold in 1997, and 11 percent higher than the previous record of 11.0 million tons sold in 1996. Fourth quarter 1998 sales were 3.1 million tons versus 3.8 million tons in 1997.

         Lower interest expense in 1998 resulted from increased capitalization of interest on Cliffs' share of construction costs of the Cliffs and Associates Limited reduced iron project. Other expenses were higher in 1998 primarily due to increased ferrous metallics and international development activities.

         Earnings in 1998 and 1997 include tax credits of $3.5 million and $5.6 million, respectively, that reflect a reassessment of current and prior years' tax obligations resulting from audits of prior years' tax returns. The lower effective tax rate in 1998, relative to 1997, also reflects the absence of the higher Australian statutory tax rate and the increased benefit of depletion allowances.

         Cliffs-managed mines produced a record 40.3 million tons of iron ore pellets in 1998, with Cliffs' share a record 11.4 million tons. In 1997, the mines produced 39.6 million tons, with Cliffs' share 10.9 million tons. The increases in 1998 were mainly due to higher production at the Tilden and Wabush mines. Following is a summary of 1998 and 1997 production tonnages by mine:

                                                                         (In Millions)
                                                 -------------------------------------------------------------
                                                            1998                             1997
                                                 --------------------------         --------------------------
                                                 TOTAL        CLIFFS' SHARE         TOTAL        CLIFFS' SHARE
                                                 -----        -------------         -----        -------------
         Empire                                   8.1              1.8               8.4             1.9
         Hibbing                                  7.8              1.2               7.7             1.1
         LTV Steel Mining                         7.1               --               7.7              --
         Northshore                               4.4              4.4               4.2             4.2
         Tilden                                   6.9              2.7               6.0             2.4
         Wabush                                   6.0              1.3               5.6             1.3
                                                  ---              ---               ---             ---
                                                 40.3             11.4              39.6            10.9
                                                 ====             ====              ====            ====

Cliffs' 1998 average cost per ton was modestly lower than 1997.

OUTLOOK
-------

         The fundamentals for the North American steel business, which deteriorated sharply in the second half of 1998 due to a surge in unfairly traded steel imports, remain weak. Industry analysts are projecting 1999 steel production to be lower than 1998, which could affect iron ore production.

         Cliffs and its steel company partners have elected to start the year 1999 operating the mines at near capacity levels. However, production rates are subject to change during the year.

         Given the state of the North American steel business, the Company expects 1999 iron ore pellet sales volume will be lower than 1998 record sales. The Company's sales capacity, however, is largely committed to multi-year sales contracts. International iron ore price negotiations are currently taking place, and due to the weakness of the Asian and European steel markets, a price decrease is expected. A decline in the international price would impact the prices in certain of the Company's multi-year sales contracts.

         Construction of the Cliffs and Associates Limited (CAL) hot-briquetted iron (HBI) plant in Trinidad and Tobago is near completion, and commissioning activities are currently in progress. CAL is a joint venture owned by Cliffs,
46.5 percent, LTV Corporation, 46.5 percent, and Lurgi AG, 7 percent. CAL intends to commence production of HBI in March. Full year production volume at the Trinidad facility will depend on market demand.

         Commenting on the business outlook, John S. Brinzo said, "Although the demand for iron ore pellets and ferrous metallics products is outside our control, we can control the impact on our operations by making sure that we are producing the highest quality products at the lowest possible cost. We are prepared for the challenges - and opportunities - ahead of us and are more fully committed than ever to a strategy that is focused on three fundamental objectives:

      1. increase the competitiveness of our existing North American operations,
      2. develop a significant ferrous metallics business, and
      3. expand our iron ore and ferrous metallics businesses internationally.

Our strong financial position enables us to deal with difficult business conditions while we employ the Company's financial resources to build shareholder value."

                                      * * *

         Cleveland-Cliffs is the largest supplier of iron ore products to the North American steel industry and is developing a significant ferrous metallics business. Subsidiaries of the Company manage six iron ore mines in North America and hold equity interests in five of the mines. Cliffs has a major iron ore reserve position in the United States, is a substantial iron ore merchant, and plans to start-up a joint venture plant in Trinidad to produce high-quality iron briquettes in the first quarter of 1999.

         This news release contains forward-looking statements regarding production and sales volume and prices for iron ore and ferrous metallics which reflect forecasts of activity in the steel and iron ore industries. Actual production and sales volume and prices could differ significantly from current expectations due to inherent risks such as lower steel and iron ore demand, higher steel imports, or other factors. This news release also contains statements regarding the start-up and operation of the Cliffs and Associates Limited facilities, which could change due to construction delays, process difficulties, or market factors. Although the Company believes that the forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties which could cause actual results to differ materially.


CONTACTS:
---------

Media:  David L. Gardner,  (216) 694-5407

Financial Community:  Fred B. Rice, (800) 214-0739 or (216) 694-5459

To obtain faxed copies of Cleveland-Cliffs Inc news releases dial
1-800-778-3888. News releases and other information on the Company are available on the Internet at HTTP://WWW.BUSINESSWIRE.COM/CNN/CLF.HTM.

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

                              CLEVELAND-CLIFFS INC

                        STATEMENT OF CONSOLIDATED INCOME


                                                                   Fourth Quarter                      Year
                                                             ----------------------------   ----------------------------
(IN MILLIONS EXCEPT PER SHARE AMOUNTS)                          1998            1997           1998            1997
--------------------------------------
                                                             ------------   -------------   ------------    ------------
REVENUES
    Product sales and services                               $     115.6    $      135.1    $     444.1     $     391.4
    Royalties and management fees                                   12.9            13.1           49.7            47.5
                                                             ------------   -------------   ------------    ------------
       Total Operating Revenues                                    128.5           148.2          493.8           438.9
    Investment income (securities)                                   1.7             1.9            5.4             6.3
    Recovery of excess closedown provision                             -              .7              -             5.0
    Other income                                                     2.3             2.8            4.7             5.9
                                                             ------------   -------------   ------------    ------------
                                           TOTAL REVENUES          132.5           153.6          503.9           456.1

COSTS AND EXPENSES
    Cost of goods sold and operating expenses                      100.1           119.3          398.0           354.9
    Administrative, selling and general expenses                     5.7             4.5           18.7            17.1
    Interest expense                                                   -              .4             .4             2.6
    Other expenses                                                   5.6             3.8           15.0             8.9
                                                             ------------   -------------   ------------    ------------
                                 TOTAL COSTS AND EXPENSES          111.4           128.0          432.1           383.5
                                                             ------------   -------------   ------------    ------------

INCOME BEFORE INCOME TAXES                                          21.1            25.6           71.8            72.6

INCOME TAXES                                                         1.2             7.7           14.4            17.7
                                                             ------------   -------------   ------------    ------------

NET INCOME                                                   $      19.9    $       17.9    $      57.4     $      54.9
                                                             ============   =============   ============    ============

NET INCOME PER COMMON SHARE
    Basic                                                    $      1.77    $       1.57    $      5.10      $     4.83
    Diluted                                                  $      1.76    $       1.56    $      5.06      $     4.80

AVERAGE NUMBER OF SHARES
    Basic                                                           11.1            11.4           11.2            11.4
    Diluted                                                         11.3            11.5           11.3            11.5

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

                              CLEVELAND-CLIFFS INC

                      STATEMENT OF CONSOLIDATED CASH FLOWS


                                                                    Fourth Quarter                 Year
                                                                 ----------------------    ----------------------

(IN MILLIONS, BRACKETS INDICATE DECREASE IN CASH)                   1998         1997         1998         1997
 -----------------------------------------------
                                                                 ----------   ---------    ---------    ---------

OPERATING ACTIVITIES
    Net income                                                   $   19.9     $   17.9     $  57.4      $   54.9
    Depreciation and amortization:
       Consolidated                                                   1.4          1.5         7.8           6.7
       Share of associated companies                                  3.1          3.1        12.5          12.2
    Decrease in Savage River closedown reserve                          -         (1.4)          -         (17.5)
    Provision for deferred income  taxes                             (2.5)         7.2         3.1          16.4
    Tax credit                                                       (3.5)           -        (3.5)         (5.6)
    Other                                                             (.5)         4.2        (2.2)          7.2
                                                                 ----------   ---------    ---------    ---------
        Total Before Changes in Operating Assets
        and Liabilities                                              17.9         32.5        75.1          74.3
    Changes in operating assets and liabilities                      14.6         19.1        17.0         (32.0)
                                                                 ----------   ---------    ---------    ---------
                           NET CASH FROM OPERATING ACTIVITIES        32.5         51.6        92.1          42.3

INVESTING ACTIVITIES
    Purchase of property, plant and equipment:
       Consolidated                                                  (5.7)        (3.1)      (24.5)        (14.1)
       Share of associated companies                                 (8.0)       (12.1)      (26.9)        (47.8)
       Purchase of Wabush interest                                      -            -           -         (15.0)
    Other                                                              .2           .1         1.5           4.9
                                                                 ----------   ---------    ---------    ---------
                       NET CASH (USED BY) INVESTING ACTIVITIES      (13.5)       (15.1)      (49.9)        (72.0)

FINANCING ACTIVITIES
    Dividends                                                        (4.2)        (3.7)      (16.3)        (14.8)
    Repurchases of Common Shares                                        -         (3.2)      (11.5)         (4.9)
                                                                 ----------   ---------    ---------    ---------
                       NET CASH (USED BY) FINANCING ACTIVITIES       (4.2)        (6.9)      (27.8)        (19.7)

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                 -          (.1)          -           (.1)
                                                                 ----------   ---------    ---------    ---------

INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                                      $   14.8     $   29.5     $  14.4      $  (49.5)
                                                                 ==========   =========    =========    =========


                                               CLEVELAND-CLIFFS INC

                                   STATEMENT OF CONSOLIDATED FINANCIAL POSITION


                                                                             (In Millions)
                                                                -----------------------------------------
                                                                  Dec. 31       Sept. 30       Dec. 31
                                   ASSETS                          1998           1998           1997
                               ---------------                  ------------   -----------    -----------

CURRENT ASSETS
     Cash and cash equivalents                                  $     130.3    $    115.5     $    115.9
     Accounts receivable - net                                         58.8          68.9           73.4
     Inventories                                                       59.6          54.7           61.4
     Other                                                             17.8          15.0           15.1
                                                                ------------   -----------    -----------
                                        TOTAL CURRENT ASSETS          266.5         254.1          265.8

PROPERTIES - NET                                                      150.0         146.0          134.0

INVESTMENTS IN ASSOCIATED COMPANIES                                   235.4         225.8          218.3

OTHER ASSETS                                                           72.1          76.7           76.2
                                                                ------------   -----------    -----------

                                                TOTAL ASSETS    $     724.0    $    702.6     $    694.3
                                                                ============   ===========    ===========

            LIABILITIES AND SHAREHOLDERS' EQUITY
            ------------------------------------

CURRENT LIABILITIES                                             $      89.2    $     87.0     $     91.8

LONG-TERM OBLIGATIONS                                                  70.0          70.0           70.0

POSTEMPLOYMENT BENEFIT LIABILITIES                                     71.0          69.8           70.1

OTHER LIABILITIES                                                      56.2          55.1           55.0

SHAREHOLDERS' EQUITY                                                  437.6         420.7          407.4
                                                                ------------   -----------    -----------

                  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $     724.0    $    702.6     $    694.3
                                                                ============   ===========    ===========

---------------------------------------------------------------------------------------------------------

UNAUDITED FINANCIAL STATEMENTS

         In management's opinion, the unaudited financial statements present fairly the Company's financial position and results. All supplementary information required by generally accepted accounting principles for complete financial statements has not been included. For further information, please refer to the Company's latest Annual Report.

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